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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY


              FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER


          This First Amendment (this "Amendment"), dated as of March 17, 1999 to
                                      ---------
the certain Agreement and Plan of Merger (the "Merger Agreement") dated as of
                                               ----------------
January 29, 1999 by and among Muzak Holdings LLC (f/k/a ACN Holdings, LLC) ("Parent"), Audio Communications Network, LLC ("Sub"), Muzak Limited Partnership
  ------                                        ---
("MLP"), MLP Acquisition, L.P. ("MLP Acquisition") and Music Holdings Corp.
  ---                            ---------------
("MHC," and together with MLP Acquisition, the "GP Entities").
  ---                                           -----------

     WHEREAS, Parent, Sub, MLP and the GP Entities (collectively, the "Parties")
                                                                       -------
desire to amend the Merger Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

     1.   Capitalized Terms.   Capitalized terms used herein without definition
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shall have the meanings ascribed to such terms in the Merger Agreement.

     2.   Additional Consideration.  Section 2.1(b) of the Merger Agreement is
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hereby amended in its entirety to read as follows:

          "(b)  Conversion of the Units. Each Unit outstanding immediately prior
                -----------------------
     to the Effective Time shall be converted into the right to receive a portion of the Merger Consideration (as defined in Section 2.3(a) below) as provided herein, except that, notwithstanding anything contained herein to the contrary, any Units owned by Sub as of immediately prior to the Effective Time shall be extinguished and Sub shall have no right to receive any portion of the Merger Consideration with respect to its ownership of such Units."

     3.   Merger Consideration.   The last sentence of Section 2.3(a) of the
          --------------------
Merger Agreement is hereby amended in its entirety to read as follows:

          "For purposes of this Section 2.3(a), the "Specified Percentage" shall equal 3.964326%."
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     4.   Enterprise Value.   Section 2.3(f)(ii) of the Merger Agreement is
          ----------------
hereby amended in its entirety to read as follows:

          "(ii)  "Enterprise Value means $234,245,115."

     5.   Tax Matters.  Section 6.7(c) of the Merger Agreement is hereby amended
          -----------
in its entirety to read as follows:

          "(c) Parent, the Surviving Entity, MLP and the GP Entities agree to treat the Merger, for all federal, state and local income tax purposes, as
     (i) a transfer by MLP of all of its assets (subject to its liabilities) to the Surviving Entity in exchange for the Payment Fund (exclusive of the LLC Units) and the Escrow Funds followed by (ii) the liquidation of MLP; provided that with respect to any Units owned by Sub as of immediately
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     prior to the Effective Time, the Surviving Entity will be treated as acquiring a proportionate interest in the assets of MLP (subject to the liabilities of MLP) in liquidation of the partnership interest in MLP held by Sub, pursuant to Code Sections 731(b) and 732(b)."

     6.   Sound of Music Payment Obligation. In connection with the calculation
          ---------------------------------
of Funded Indebtedness, the parties hereto have included $3,570,000 for MLP's obligation to make payments to Richard T. Cushing, Richard H. Cushing and Todd Cushing (collectively, the "Cushings") pursuant to that certain Non-Competition
                            --------
Agreement, executed in 1998, among MLP and the Cushings (such obligation, the "Sound of Music Payment Obligation"). If within 90 days after the date hereof,
 ---------------------------------
MHC delivers to Parent a written agreement, executed by each of the Cushings, pursuant to which the Cushings agree that in exchange for the payment to the Cushings of an amount less than $3,570,000 (such amount, the "Sound of Music
                                                              --------------
Pay-off Amount") the Sound of Music Payment Obligation shall be terminated and
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satisfied in full, then the Surviving Entity shall deliver to MHC, on behalf of the holders of Units as of immediately prior to the Effective Time, a cash payment in an amount equal to $3,570,000 minus the Sound of Music Pay-off
                                         -----
Amount. Parent hereby represents and warrants to MHC that any such payment to MHC is not prohibited by any credit agreement or indenture which Parent or Surviving Entity are or will be a party.

     7.   Governing Law.   This Amendment shall be governed by, and construed in
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accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

     8.   Counterparts.   This Amendment may be executed in any number of
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counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     9.   Agreement.   In all other respects the Merger Agreement is ratified
          ---------
and shall, as so changed by these amendments, continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                             MUZAK HOLDINGS LLC


                                             By:/s/ Peni Garber
                                                ---------------
                                                Name:  Peni Garber
                                                Title: Executive Vice President


                                             AUDIO COMMUNICATIONS NETWORK, LLC


                                             By:/s/ Peni Garber
                                                ---------------
                                                Name:  Peni Garber
                                                Title: Executive Vice President

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

    [SIGNATURE PAGE TO FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER]


                           MUZAK LIMITED PARTNERSHIP


                           By:  MUZAK ACQUISITION, L.P.
                                Managing General Partner

                           By:  MUSIC HOLDINGS CORP.
                                its General Partner


                           By:  /s/ William A. Boyd
                              ---------------------
                                Name:  William A. Boyd
                                Title: Vice President and Assistant Secretary


                           MLP ACQUISITION, L.P.

                           By:  MUSIC HOLDINGS CORP.
                                its General Partner


                           By:  /s/ William A. Boyd
                              ---------------------
                                Name:  William A. Boyd
                                Title: Vice President and Assistant Secretary


                           MUSIC HOLDINGS CORP.


                           By:  /s/ William A. Boyd
                              ---------------------
                                Name:  William A. Boyd
                                Title: Vice President and Assistant Secretary


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